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                                                                      EXHIBIT 23


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Schuller Corporation on Form S-8 (File No. 33-29389) and Form S-3 (File No. 33-43912) of our report dated April 5, 1996 on our audits of the consolidated financial statements and financial statement schedules of Schuller Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.



/s/COOPERS & LYBRAND L.L.P.
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   COOPERS & LYBRAND L.L.P.


Denver, Colorado
April 5, 1996